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                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
United Carolina Bancshares Corporation


We consent to incorporation by reference in the Registration Statement (No. 333-08465) on Form S-8 of United Carolina Bancshares Corporation (the "Corporation") relating to the United Carolina Bancshares Corporation Dollar Plus Savings Plan and Trust, the Registration Statement (No. 33-61184) on Form S-8 of the Corporation relating to the United Carolina Bancshares Corporation Key Employee Stock Option Plan, the Registration Statement (No. 33-85250) on Form S-8 of the Corporation relating to the 1987 Employee Non-Qualified Stock Option Program, the Registration Statement (No. 33-85640) on Form S-8 of the Corporation relating to the United Carolina Bancshares Corporation Long Term Incentive Plan, the Registration Statement (No. 333-09253) on Form S-8 of the Corporation relating to the United Carolina Bancshares Corporation Stock Option and Incentive Award Program, the Registration Statement (No. 333-02225) on Form S-8 of the Corporation relating to the 1993 Nonstatutory Stock Option Plan for Directors, the Registration Statement (No. 333-02227) on Form S-8 of the Corporation related to the 1993 Incentive Stock Option Plan, the Registration Statement (No. 333-02957) on Form S-8 of the Corporation related to the Employee's Stock Option Plan, and in the Registration Statement (No. 333-02955) on Form S-8 of the Corporation related to the Stock Option Policy for Non-Employee Directors, of our report dated February 21, 1997, relating to the consolidated balance sheets of United Carolina Bancshares Corporation and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the December 31, 1996 annual report on Form 10-K of the Corporation. Our report dated February 21, 1997, refers to the fact that on January 1, 1994, the Corporation adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 112, "Employers' Accounting for Postemployment Benefits".




                                                        KPMG Peat Marwick LLP
Raleigh, North Carolina
March 17, 1997